UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

Trico Marine Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Trico Marine Services, Inc.
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
SUPPLEMENT TO PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To be held on June 12, 2007
     This supplement to the Proxy Statement of Trico Marine Services, Inc. dated April 30, 2007 is being sent to you to provide the correct number of shares outstanding on the record date and correct certain related matters. The Proxy Statement incorrectly stated on page 2 that we had 14,818,599 shares of common stock outstanding as of the record date, April 20, 2007. The correct number of shares of common stock that were outstanding as of the record date is 14,887,399. Accordingly, a total of 14,887,399 votes, in the aggregate, can be cast by our stockholders.
     Additionally, page 2 of the Proxy Statement states that, as of the record date, 7,409,300 shares of common stock constitute a majority of our outstanding stock entitled to vote at the meeting. The correct number of shares of common stock that constitute a majority of our outstanding stock entitled to vote at the meeting is 7,443,700.
By Order of the Board of Directors,
Rishi Varma
Corporate Secretary
Houston, Texas
May 18, 2007